INVERSE GOVERNMENT LONG BOND STRATEGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2008

Face

Market

Face

Market

Amount

Value

Amount

Value

FEDERAL AGENCY DISCOUNT NOTES 80.2%

Lehman Brothers Holdings, Inc.

Farmer Mac*

issued 06/30/08 at 0.25% due

2.00% due 08/07/08

$

50,000,000 $

49,897,223

07/01/08

$

7,914,185 $

7,914,185

Federal Home Loan Bank*

Individual Repurchase

2.00% due 07/01/08

300,000,000

300,000,000

Agreement ††

2.20% due 08/29/08

50,000,000

49,819,722

Lehman Brothers Holdings, Inc.

2.12% due 08/15/08

25,000,000

________

24,933,750

issued 06/30/08 at 1.50% due

07/01/08 (Secured by U.S.

Total Federal Agency Discount Notes

Treasury Bonds, at a rate of

(Cost $424,650,695)

424,650,695

________

4.38% and maturing 02/15/38

as collateral, with a Market

Value of $289,979,339) to be

Contracts

repurchased at $284,331,847) $

284,320,000 $

________

284,320,000

OPTIONS PURCHASED 0.0%

Call Options on:

Total Repurchase Agreements

September 2008 U.S.

(Cost $406,989,865)

406,989,865

________

Treasury Bond Futures

Contracts

Expiring September 2008

Total Long Securities 157.0%

with strike price of 140 †

936

—

(Cost $830,640,560)

$

831,640,560

September 2008 U.S.

Treasury Bond Futures

U.S. TREASURY OBLIGATIONS SOLD

Contracts

SHORT (50.6)%

Expiring September 2008

U.S. Treasury Bond

with strike price of 142†

616

—

4.375% due 02/15/38

274,411,000

(268,236,753)

__________

September 2008 U.S Treasury

Liabilities in Excess of Other

Bond Futures Contracts

Assets – (57.0)%

$

__________

(301,986,187)

Expiring September 2008

Net Assets – 100.0%

$

529,654,373

with strike price of 134†

800

________

—

Unrealized

Contracts

Loss

Total Options Purchased

(Cost $41,459)

________

FUTURES CONTRACTS SOLD SHORT

—

September 2008 U.S. Treasury

Bond Futures Contracts

Face

(Aggregate Market Value of

Amount

Contracts $401,992,500)

3,472

$

________

(8,146,112)

REPURCHASE AGREEMENTS 76.8%

Collateralized by obligations of

†

Security is fair valued.

the U.S. Treasury or U.S.

*

The issuer is a publicly traded company that operates under

Government Agencies

a Congressional charter; its securities are neither issued nor

Mizuho Financial Group, Inc.

guaranteed by the U.S. Government.

issued 06/30/08 at 1.75% due

††

All or a portion of this security is held as collateral at June

07/01/08

$

102,884,403

102,884,403

30, 2008.

Morgan Stanley issued 06/30/08

at 1.70% due 07/01/08

11,871,277

11,871,277

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